UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street

 New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 2, 2006, ImClone Systems Incorporated (the “Company”) announced that its Board of Directors has approved an amendment to the Rights Agreement, dated as of February 15, 2002, between the Company and Computershare Trust Company, N.A., formerly known as EquiServe Trust Company, N.A. The amendment, among other things, provides for an increase in the triggering threshold under the Rights Agreement from 15% to 19.9%. In addition, the amendment provides that rights will generally not apply to a fully-financed, all-cash tender offer for all outstanding shares of Company common stock after the offer has remained open for at least 90 days and satisfies certain other criteria. See the Company’s Registration Statement on Form 8-A/A, filed today with the Securities and Exchange Commission, for more details on the amendment.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company also announced on May 2, 2006 that Alex Denner, Ph.D. has been named a director of the Company. The text of the related press release, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of ImClone Systems Incorporated dated May 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
(Registrant)

Dated: May 4, 2006	By:	/s/ Erik D. Ramanathan
Erik D. Ramanathan
Senior Vice President, Secretary and General Counsel